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                                                                  EXHIBIT 11.1

                             INNOPET BRANDS CORP.
                       (A Development Stage Enterprise)

            STATEMENT RE: COMPUTATION OF NET LOSS PER COMMON SHARE




                                                                                         Inception
                                                                           Year         (January 11,
                                                                           Ended          1996) to
                                                                       December 31,     December 31,
                                                                           1997             1996
                                                                      --------------   -------------
Net Loss                                                               $10,011,743      $6,518,304
Preferred stock dividends                                                   20,000              --
                                                                       -----------      ----------
Loss applicable to common stockholders                                 $10,031,743      $6,518,304
                                                                       ===========      ==========
Weighted average common shares outstanding                               4,474,000       1,705,490
Adjustments to reflect requirements of the Securities and Exchange
 Commission SAB 83:
   Common stock issued to Parent and officers and employees
    within the period                                                           --         388,510
                                                                       -----------      ----------
Total weighted average number of common shares and equivalents           4,474,000       2,094,000
                                                                       ===========      ==========
Net loss per common share                                              $     (2.24)     $    (3.11)
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